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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT
                                       OF
                                  GEORGE LEBUS


        THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of June 30, 2000 between National Telemanagement Corporation, a Texas corporation, and wholly-owned subsidiary of Illuminet Holdings, Inc. ("Parent" or "Illuminet") with its offices at 8828 Stemmons Freeway, Suite 212, Dallas, Texas 75247-3712 ("Company") and George Lebus (the "Executive").

        WHEREAS, Company and the Executive desire to enter into this agreement for the purpose of clearly, correctly and completely stating the terms of the Executive's employment by Company;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Company and the Executive agree as follows:

        1. Employment. Company hereby employs the Executive and the Executive hereby accepts such employment on the terms and conditions hereinafter set forth.

        2. Term. Subject to the respective rights of Company and the Executive under Paragraph 10 to terminate this employment, the Executive shall serve Company for a period (the "Term of Employment") beginning on the date hereof and shall continue for two years. Thereafter, the term shall automatically be extended on an annual basis unless either party gives ninety (90) days advance written notice of intention to terminate this Agreement.

        3. Duties. The Executive shall serve as President of Company and shall report to and have such powers and duties as may be prescribed from time to time by the Chief Executive Officer of Illuminet. During the Term of Employment the Executive shall devote his full time, attention and efforts to the business of Company and shall use his best efforts to promote the interests of Company at all times. The Company agrees that without the consent of the Executive (i) he will not be required to relocate his residence from the greater Dallas/Fort Worth, Texas metropolitan area and (ii) his functional duties will not be materially diminished from those customarily assigned to a person serving as the senior executive of a division or operating subsidiary (with the understanding that Illuminet may choose to centralize marketing, product development, human resources, accounting and other non-operating functions).

        4. Compensation.

        (a) Company agrees to pay the Executive for services rendered hereunder an annual base salary (exclusive of any bonus stock award, incentive payments, imputed income or similar items) of $215,000 during the first year of this Agreement. The salary shall be payable in twice a month installments in arrears less any sums
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                which may be required to be deducted or withheld under the provisions of law.

        (b) The Executive shall be eligible for an annual increase in base salary, based on performance. The amount of the increase in base salary, if any, shall be determined by the Chief Executive Officer of Illuminet.

        (c) The Executive shall be eligible to participate in the NTC Executive Bonus Program.

        5. Benefits. The benefits provided to the Executive in this Agreement are all available employee benefits normally provided by Company to its employees. The Executive may also participate in future benefits and incentive plans as determined by the Chief Executive Officer of Illuminet.

        6. Expenses. Company shall reimburse the Executive for all reasonable expenses incurred in connection with the performance of his duties for the benefit of Company, within such limits and standards as may from time to time be set by Company.

        7. Non-Competition and Confidentiality.

                (a) The Executive acknowledges and agrees that during the course of his employment by Company he has obtained or will obtain access to certain information, know-how, designs, formulas, processes, technology or other matters relating to the business, research and design activities, manufacturing processes, development, products, and production, marketing, accounting or engineering methods, customers and finances of the Company and of Parent, not generally known by the public or in the relevant industry ("Confidential Information") and that because of such access, competition by him with Company or Parent or disclosure of Confidential Information could result in material damage to Company or Parent and might cause it to suffer irreparable damage.

                (b) The Executive agrees that during the Term of Employment and for a period of two years immediately following the Term of Employment, the Executive shall not directly or indirectly, as an owner, partner, employee, stockholder, officer or director of any firm or business entity, engage in any business activity in any state of the continental United States, territory or foreign country in which Company or Parent does business at the conclusion of the Term of Employment that competes directly with the business of Company or Parent or any division or subsidiary thereof.

                (c) The Executive acknowledges that his position with Company is one of the highest trust and confidence both by reason of his


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                        position and by reason of his access to and contact with
                        the trade secrets and Confidential Information of Company and Parent. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

                        (i) he shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and Confidential Information of Company and Parent;

                        (ii) he shall not disclose any of such trade secrets and Confidential Information, except as may be required in the course of his employment with Company and Parent or by law; and

                        (iii) he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and Confidential Information.

                All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of Company, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive upon termination of his employment for any reason whatsoever or any other time upon request of Company.

                (d) The Executive acknowledges and agrees that the observance by him of his covenants contained in this Paragraph 7 is so important to the continued success of the business of Company and Parent that in the event of a breach or threatened breach by the Executive of such covenants Company and Parent will not have an adequate remedy at law, and accordingly shall be entitled to proceed in equity to obtain specific enforcement of such covenants, including but not limited to injunctions restraining the Executive from breaching such covenants, and all without any requirement to post bond or other security; provided that this sentence shall not be construed as a waiver by Company or Parent of any other remedies available to it for such breach or threatened breach, including, but not limited to the recovery of damages from the Executive.

                (e) The prohibitions of this Paragraph 7 and any of its provisions are severable, and a finding by any court that any provision of this Paragraph 7 is unenforceable shall not affect the validity of any other covenant set forth herein. Additionally, should any court find that the provisions of this Paragraph 7 are unenforceable, the Executive and Company agree that the court may modify the restrictions contained herein and prohibit the Executive from engaging in such activities as the court finds necessary to protect interests of the Company and Parent.


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        8. Assignment of Intellectual Property.

                (a) The Executive covenants and agrees that he will fully inform Company of and disclose to Company all inventions, designs, improvements, discoveries and processes ("Discoveries") which he has now or may hereafter have during his employment with the Company and which pertain or relate to the business of the Company or Parent or to any experimental work, products, services or processes of Company or Parent in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of Company whether or not patent or trademark applications are filed thereon.

                (b) The Executive shall assist the Company, at any time during or after his employment, in obtaining patents on all such Discoveries deemed patentable by Company or Parent and shall execute all documents and do all things necessary to obtain letters patent, vest Company or Parent with full and exclusive title thereto, and protect the same against infringement by others. If such assistance takes place after his employment is terminated the Executive shall be paid by Company at a reasonable rate for any time actually spent in rendering such assistance at the request of Company.

        9. Nonsolicitation. The Executive agrees that during the period of his employment and for a period of two years immediately following the later of any termination of his employment, whether voluntary or involuntary he will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity. Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Paragraphs 7, 8 and 9 are reasonable in content and scope and are given by the Executive for adequate consideration.

        10. Termination. The Term of Employment or any renewal thereof may be terminated by Company at any time or for any reason. Unless such termination is on account of death or disability of the Executive or for good cause, Company shall pay the Executive a "termination payment" as described below. Company shall be deemed to have "good cause" to terminate the Executive's employment if Company determines that the Executive

                (a) has violated or failed to comply with Paragraph 7, 8 or 9, after, with respect solely to unintentional violations or failures to comply, notice to the Executive and his failure to correct, to the reasonable satisfaction of Company, such unintentional violation or failure within ten (10) days thereafter;


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                (b)     has refused or failed to perform the duties of his
                        position or other duties which have been assigned to him, after notice to the Executive and his failure to correct, to the reasonable satisfaction of the Company, such refusal or failure within ten (10) days thereafter; or

                (c) has engaged in dishonesty, conduct detrimental to Company's business or illegal conduct.

In the event of a termination for death, disability or good cause, Company shall owe the Executive no further salary, benefits or other compensation of any kind after Company provides notice to the Executive of termination. The obligations of the Executive under Paragraphs 7, 8(b) and 9 shall survive any termination, whether made by Company for any reason or by the Executive for any reason other than a material breach by the Company of the terms hereof after written notice by the Executive to the Company and the Company's failure to cure such breach within ten (10) days thereafter.

"Termination Payment" means one year's annual base salary exclusive of any current year bonus, stock award, incentive payments, imputed income or similar items.

        11. Effectiveness of Agreement. This Agreement, including Paragraphs 7, 8 and 9, hereof, shall be binding upon and shall inure to the benefit of Company and on any successors or assigns of Company, and any such successors or assigns of Company shall be deemed substituted for Company under this Agreement. No assignment by Company hereunder shall release Company from its obligations, pursuant to Paragraph 4 hereof in the event Company's successor fails to satisfy such obligations. No assignment hereof will release the Executive from his obligations under Paragraphs 7, 8 and 9 hereof. For the purposes of this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, shall acquire all or substantially all of the assets of Company.

        12. Severability. The failure of any court to enforce any clause, paragraph or provision of this Agreement shall not adversely affect the validity or enforceability of any other clause or provision.

        13. Entire Agreement. This Agreement sets forth the entire agreement of any parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings with respect thereto between Company and the Executive. No modification, amendment, addition to or termination of this Agreement, nor waiver of any of its provisions shall be valid or enforceable unless in writing and signed by both parties.

        14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which constitute one instrument.


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        15. Headings. The underlined headings herein are for convenience only and shall not affect the interpretation of this Agreement.

        16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

        17. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered personally or by leaving the same at or by sending the same first-class mail, postage prepaid:

                (a) in the case of Company, at its principal executive office at the time and to the current Chief Executive Officer of Illuminet; and

                (b) in the case of the Executive, at his personal address on Company's records;

                (c) in the case of either party, such other address as shall have been notified in writing to the other of them for the purposes of service hereunder.

        The Executive agrees to notify Company, in writing, of any change in personal address since the date of this Agreement.


        IN WITNESS WHEREOF, each of the parties hereto has made and caused this Agreement to be duly executed to be effective the day and year first above written.

                                    NATIONAL TELEMANAGEMENT CORPORATION



                                    By: /s/ ROGER H. MOORE
                                       -----------------------------------------
                                       Roger H. Moore, Chief Executive Officer


                                       /s/ GEORGE LEBUS
                                       -----------------------------------------
                                       George Lebus